UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

LECROY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26634	13-2507777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Chestnut Ridge Road Chestnut Ridge, New York		10977
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 425-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 28, 2011, LeCroy Corporation (“the Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the voting results of the Company’s Annual Meeting of Stockholders held on October 26, 2011, including, among other matters, the results of the advisory vote of its shareholders regarding the frequency of conducting an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report solely to confirm the decision of the Company as to how frequently the Company will conduct it’s a Say-on-Pay Vote. Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the Original Report and this Form 8-K/A should be read in conjunction with the Original Report.

In the Company’s Proxy Statement filed on September 15, 2011, the board of directors of the Company recommended that the shareholders vote for the option of having a Say-on-Pay Vote every year. As reported in the Original Report, the Company’s shareholders approved an annual Say-on-Pay Vote by a majority of the votes cast. For avoidance of doubt, and without any admission that the Company has heretofore not advised its shareholders of its intentions, the Company hereby confirms that future advisory Say-on-Pay Votes will occur every year until the next advisory vote regarding frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECROY CORPORATION,
a Delaware corporation

Date: March 2, 2012	By:	/s/ Sean B. O’Connor
Sean B. O’Connor
Vice President, Finance
Chief Financial Officer,
Secretary and Treasurer

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